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                                                                  Exhibit 4.4(h)

                                 AMENDMENT NO. 2
                                     TO THE
                        FINANCIAL SECURITY PLAN AND TRUST

                  THIS AMENDMENT NO. 2 to the Financial Security Plan and Trust (the "Plan") is made and executed this 30th day of December, 1996 by Viking Freight, Inc. (hereinafter referred to as the "Company"). Unless otherwise provided, this Amendment No. 2 shall be effective as of October 1, 1996.

                  1. Notwithstanding anything in the Plan to the contrary, any provision within the Plan which requires action by means of written authorization, written notification or written application shall be deemed satisfied if such action is taken in accordance with procedures established by the Plan Administrator.

                  2. A new Subsection (j) is hereby added to Section 1.1 of the Plan to read as follows:

                  (j) 'After-Tax Contribution Account'. An account created to hold After-Tax Contributions.

                  3. A new Subsection (g) is hereby added to Section 1.11 of the Plan to read as follows:

                  (g) 'After-Tax Contribution'. An amount contributed by an eligible Participant on an after-tax basis pursuant to Section 3.7.



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                  4. The first two paragraphs of Section 1.37 of the Plan are hereby amended in their entirety to read as follows:

                           'Pay' means the sum of salary paid in the calendar
                  year to an Eligible Employee by the Employer while a Participant plus cash incentive compensation and overtime pay paid to that Eligible Employee, but excluding (a) expense allowances and other special payments not paid as regular compensation, (b) payments pursuant to a tax equalization, relocation or cost of living program, an expatriate program or any similar programs or arrangements and (c) any part of the Employer's contributions under this Plan and/or any pension, welfare, stock bonus, stock ownership or other qualified or nonqualified plan. Notwithstanding the foregoing, Pay shall include any salary that would have been paid to such Eligible Employee had he not signed a salary deferral agreement that satisfies the requirements of Code Sections 401(k), 125 or
                  129. Pay is limited to $150,000 (as adjusted for the cost of living pursuant to Code Sections 401(a)(17) and 415(d)) per Plan Year.

                  5. The second sentence of Section 2.1 of the Plan is hereby amended by deleting the phrase "on the first day of the next month" and inserting the phrase "as soon as practicable" in its place.

                  6. The second sentence of Section 3.1 of the Plan is hereby amended by inserting the phrase "or half percentage" immediately following the phrase "whole percentage."

                  7. The first sentence of Section 3.4 of the Plan is hereby amended by inserting the phrase "and After-Tax Contribution" immediately following the phrase "Before-Tax Contribution."


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                  8. The third sentence of Section 3.4 of the Plan is hereby amended in its entirety to read as follows:

                  A Participant's Before-Tax Contributions and/or After-Tax Contributions pursuant to Section 3.7 (if any), with respect to any pay period, must each be a minimum of 1% of Pay and may not, in the aggregate, exceed 15% of Pay.

                  9. A new Section 3.7 is hereby added to the Plan immediately following Section 3.6 to read as follows:

                  3.7      After-Tax Contribution Election

                           Upon becoming a Participant, an Eligible Employee may elect to make After-Tax Contributions to the Plan in an amount up to 5% (in whole or half percentages) of his or her Pay. The election shall be made as a whole or half percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. A Participant's After-Tax Contribution Election may be changed, revoked and/or resumed in the same manner as Before-Tax Contributions.

                  10. Section 9.3 of the Plan is hereby amended in its entirety to read as follows:

                  A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

                  11. Subsection 9.5(b) of the Plan is hereby amended by deleting the listed hierarchy of Accounts and inserting the following in its place:

                  Before-Tax Account
                  RSI Stock Match Account
                  Viking/RRG Match Account
                  Coles Match Account
                  Profit Sharing Account
                  Prior Profit Sharing Account
                  Prior Before-Tax Account


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                  Rollover Account
                  After-Tax Account
                  Prior After-Tax Account

                  12. Section 10.3 of the Plan is hereby amended in its entirety to read as follows:

                  A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

                  13. The second sentence of Section 10.5 of the Plan is hereby amended in its entirety to read as follows:

                  In-service withdrawals shall be in the form of a cash payment or, if elected by the Participant, the portion of his withdrawal invested in the common stock of Caliber System, Inc. may be received in-kind.

                  14. A new Section 10.10 is hereby added to the Plan immediately following Section 10.09 to read as follows:

                  10.10  Rollover Account Withdrawals

                                    A Participant who is an Employee may make a
                           Rollover Account withdrawal at any time. There is no minimum amount for such a withdrawal nor is there any restriction on the number of such withdrawals permitted to a Participant. A Rollover Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

                  15. A new Section 10.11 is added to the Plan to read as follows:

                  10.11    Disability Withdrawals

                           A Participant whom the Committee has determined to
                  have a Disability may withdraw from his fully vested Accounts at any time and from time to time all or a portion of his Account, as provided and in the order as set forth below, except that the Participant may instead choose to


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                  have amounts taken from his After-Tax Account and Prior
                  After-Tax Account first:

                           (a)      Rollover Account;
                           (b)      Before-Tax Account;
                           (c)      RSI Stock Matching Account;
                           (d)      Viking/RRG Match Account;
                           (e)      Coles Match Account;
                           (f)      Profit Sharing Account;
                           (g)      Prior Profit Sharing Account;
                           (h)      Prior Before-Tax Account;
                           (i)      After-Tax Account;
                           (j)      Prior After-Tax Account.

                  A withdrawal pursuant to this Section shall not affect a Participant's ability to make or be eligible for further Contributions.

                  16. Section 11.2 of the Plan is hereby amended in its entirety to read as follows:

                  A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan, except for distributions in the form of an annuity pursuant to Section 11.3(b) of the Plan.

                  17. Subsection 11.3(a) of the Plan is hereby amended in its entirety to read as follows:

                  (a) A Participant's Account may be paid in any of the following forms:

                           (1)      a single lump sum payment;

                           (2) a portion paid in a lump sum payment, and the remainder paid later;

                           (3) installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary.

                  Distributions will normally be made in cash, except to the extent a distribution consists of a loan call as described in
                  Section 9. However, a Participant who receives a distribution pursuant to Subsection (a)(1) above or, on or after approximately February 1, 1997, pursuant to


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                  Subsection (a)(2) above, may elect to receive such
                  distribution in the form of whole shares of common stock of Caliber System, Inc. and cash in lieu of fractional shares to the extent the distribution consists of amounts invested in such stock.

                  18. The last two paragraphs of Section 11.3 of the Plan are hereby deleted in their entirety.

                  19. The second paragraph of Section 11.6 of the Plan is hereby amended by inserting the phrase "To the extent required under Code Section 401(a)(9)," at the beginning thereof.

                  20. A new Subsection 19.5(g) is added to the Plan immediately following Subsection 19.5(f) to read as follows:

                  (g) This Plan and any amendment thereto may be executed in any number of counterparts, each of which shall be deemed to be an original, and the counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

                  21. Section I of Appendix A to the Plan is hereby amended by adding "Bond Index" as a Fund under the Income category and by adding "Vanguard Primecap" and "Mutual Beacon" as Funds under the Equity category.

                  22. Section IV of Appendix A to the Plan is hereby amended in its entirety to read "[Reserved]."

                  23. The first sentence of Appendix C to the Plan is hereby deleted in its entirety. The second sentence of Appendix C is hereby amended by deleting the phrase "January 1, 1996" and inserting the phrase "October 1, 1996" and deleting the phrase "plus 2%" and inserting the phrase "plus 1%".


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                  IN WITNESS WHEREOF, the Company has caused this Amendment No.
2 to be executed by its duly appointed officers.

In the presence of:                         VIKING FREIGHT, INC.

/s/ Beth P. Ewing                           By: /s/ Donald C. Brown
----------------------------                   -------------------------------
                                            Title:


                  The provisions of this Amendment No. 2 that relate to the Trustee are hereby approved and executed, to be effective as indicated herein.

                                            BARCLAYS GLOBAL INVESTORS,
                                            NATIONAL ASSOCIATION

Date:   12/27              , 1996           By: /s/ Dolores Upton
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                                               Title: Principal

Date:   12/27              , 1996           By:  Peter H. Sorensen
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                                               Title: Man. Dir.